Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	November 7, 2007
Issuer Name and Ticker or Trading Symbol:	AutoNation, Inc. (AN)
Designated Filer:	Edward S. Lampert
Other Joint Filers:	ESL Investments, Inc., RBS Partners, L.P. and ESL Partners, L.P.
Addresses:	The principal business address of each of the Joint Filers above is 200 Greenwich Avenue, Greenwich, CT 06830.
Signatures:	EDWARD S. LAMPERT

/s/ Edward S. Lampert

Edward S. Lampert

ESL INVESTMENTS, INC.

   By:

/s/ Theodore W. Ullyot

Name:  Theodore W. Ullyot

Title:     EVP & General Counsel

RBS PARTNERS, L.P.

By:  ESL Investments, Inc., as its general partner

By:

/s/ Theodore W. Ullyot

Name:  Theodore W. Ullyot

Title:     EVP & General Counsel

ESL PARTNERS, L.P.

By:  RBS Partners, L.P., as its general partner

By:  ESL Investments, Inc., as its general partner

   By:

/s/ Theodore W. Ullyot

Name:  Theodore W. Ullyot

Title:     EVP & General Counsel